UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

Western Asset Mortgage Capital Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

 Delaware
(STATE OF INCORPORATION)

001-35543	27-0298092
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

47 W. 200 South	84101
Salt Lake City, UT	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                         (801) 952-3390
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	WMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2022, the board of directors of Western Asset Mortgage Capital Corporation (the “Company”) announced the appointment of Robert W. Lehman to serve as the Chief Financial Officer of the Company, effective as of June 15, 2022. Beginning on June 15, 2022, Mr. Lehman became an employee of the Company with an annual base salary of $350,000. For the period from June 15, 2022 through September 30, 2022, the Company will guarantee Mr. Lehman a discretionary bonus of not less than $550,000 pro-rated from his date of hire. For the period from October 1, 2022 through September 30, 2023, the Company will guarantee Mr. Lehman a discretionary bonus of not less than $550,000. In the event of a change of control of the Company prior to December 31, 2023, the Company will guarantee Mr. Lehman’s annual compensation through December 31, 2023.

On June 21, 2022, the Company approved a grant of 200,000 restricted stock units to Mr. Lehman, subject to the approval of the Western Asset Mortgage Capital Corporation 2022 Omnibus Incentive Plan (the “2022 Plan”) by the Company’s stockholders at the annual meeting of stockholders on June 24, 2022 (the “Annual Meeting”). If granted, the restricted stock units will be subject to the terms of the 2022 Plan and will vest in equal installments on each of the first two anniversaries of the Annual Meeting, with accelerated vesting upon the earlier occurrence of a “change in control” (as defined in the 2022 Plan) of the Company.

Mr. Lehman, age 61, previously served as Senior Partner, Major Real Estate Accounts & Eastern Region Market Sector Leader at Ernst & Young LLP (“EY”) from 2008 to 2021. During his career at EY, he held several leadership positions, including serving as Global Real Estate Investment Trust Leader and Senior Partner – Major Real Estate, counselling high-visibility clients on accounting considerations and overseeing complex real estate acquisitions and initial public offerings. In July 2021, he retired from EY after more than 38 years. Mr. Lehman is a real estate and REIT specialist with extensive experience in accounting, auditing, strategic plan creation and execution, capital markets and mergers and acquisitions. Mr. Lehman received a B.A. in accounting from the City University of New York - Queens College and he is a Certified Public Accountant in the State of New York and the State of New Jersey.

There is no arrangement or understanding between Mr. Lehman and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Lehman and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. There have been no transactions between Mr. Lehman and the Company which would be required to be reported pursuant to Item 404(a) of Regulation S-K. Other than as described above, there is no material plan, contract, arrangement to which Mr. Lehman was a party or in which he participated in connection with his appointment as Chief Financial Officer of the Company.

A copy of our press release announcing the appointment of Mr. Lehman is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated June 14, 2022, issued by Western Asset Mortgage Capital Corporation
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 21, 2022	By:	/s/ Bonnie M. Wongtrakool
		Name:	Bonnie M. Wongtrakool
		Title:	Chief Executive Officer and Director